Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY ANNOUNCES

DELAWARE BASIN ACQUISITION

DALLAS, Texas, January 20, 2015 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced it has entered into a definitive agreement to acquire Harvey E. Yates Company (“HEYCO”), a subsidiary of HEYCO Energy Group, Inc., including certain oil and natural gas producing properties and undeveloped acreage located in Lea and Eddy Counties, New Mexico. HEYCO, headquartered in Roswell, New Mexico, is privately owned by members of the Yates family of Southeastern New Mexico, who have been active in the upstream oil and natural gas business in this area since the inception of production in the Delaware Basin in the 1920s.

As consideration for the acquisition, Matador will pay approximately $37.4 million in cash (including assumed debt obligations), issue 3,140,960 shares of Matador Common Stock and issue 150,000 shares of a new series of Matador Convertible Preferred Stock to HEYCO Energy Group, Inc. (convertible into 10 shares of Matador Common Stock for each share of Preferred Stock), subject to customary purchase price adjustments, including adjusting for production, revenues and operating and capital expenditures from September 1, 2014 to closing.

Key attributes of the acquired properties include the following:

•	Approximately 58,600 gross (18,200 net) acres located in Lea and Eddy Counties, New Mexico, strategically located between Matador’s existing acreage in its Ranger and Rustler Breaks prospect areas (see attached map).

•	Approximately one-third of the acreage is operated, one-third is non-operated, and operations on the remaining one-third will be pursued by Matador under various operating, farm-in and other agreements.

•	Over 95% of the acquired acreage position consists of state and federal leases, most with favorable net revenue interests greater than 80% and some as high as 87.5%.

•	Essentially all of the acreage is held by production from existing wells and production units.

•	The two most recent Second Bone Spring wells drilled horizontally and completed on this acreage – the CTA State Com #4H and #3H wells operated by COG Operating LLC, a subsidiary of Concho Resources, Inc. – averaged 1,063 barrels of oil equivalent (“BOE”) per day (78% oil) and 992 BOE per day (84% oil), respectively, during their first 30 days of production. HEYCO owns a 14.3% working interest (11.4% net revenue interest) in both wells.

•	Average net daily production during the fourth quarter of 2014 of approximately 530 BOE per day (approximately 70% oil), including average net daily production from the CTA State Com #3H and #4H wells.

•	Net proved developed producing (“PDP”) oil and natural gas reserves of approximately 1.3 million BOE (approximately 60% oil) as of September 1, 2014, based on an independent reserves analysis prepared by Netherland, Sewell & Associates, Inc., excluding any contributions from the CTA State Com #3H and #4H wells. In addition, no proved developed non-producing (“PDNP”) nor proved undeveloped (“PUD”) reserves have been assigned to these properties. For purposes of this transaction, the PDP reserves were valued at $27.9 million.

Matador will assume operatorship of all operated properties upon closing of the transaction, which the parties expect to occur on or before February 27, 2015. Upon closing of the transaction, Mr. George M. Yates, CEO of HEYCO Energy Group, Inc., is expected to join Matador’s Board of Directors. The transaction is subject to customary closing conditions, including regulatory approvals and expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Matador’s operational excellence in horizontal drilling and its top-tier organization make me confident that this partnership will maximize the value of our properties in the Delaware Basin, where HEYCO pioneered vertical development in the Bone Spring in the 1980s,” said Mr. Yates. “HEYCO is exchanging certain assets in the Delaware Basin for an ownership position in Matador, and I look forward to building on my long-standing friendship with Joe Foran and contributing to the ongoing success of Matador by serving on its Board of Directors.” HEYCO Energy Group, Inc. has additional non-operated interests in the Permian Basin, other domestic basins and internationally. Upon closing of this transaction, HEYCO Energy Group, Inc. will become one of the largest shareholders in Matador Resources Company and will own approximately 6% of the equity in the combined entity.

The attached map illustrates the location of the properties being acquired from HEYCO along with Matador’s existing leasehold position in the Delaware Basin. The HEYCO assets strategically link Matador’s existing acreage in its Ranger and Rustler Breaks prospect areas, along the western and northern flanks of the known potash mining area. The acreage to be acquired would increase Matador’s total acreage position in the Permian Basin to approximately 151,300 gross (84,300 net) acres, providing Matador with an increased operational footprint throughout the northern Delaware Basin. Upon completion of this acquisition, based on an analysis by BMO Capital Markets, Matador is expected to hold the largest Delaware Basin acreage position among small and mid-cap publicly traded energy companies and to be the second largest operator in terms of the ratio of Delaware Basin acreage to either enterprise value or market capitalization among all publicly traded energy companies.(1)

The transaction is slightly dilutive per share on a current production basis, but it is accretive per share on an undeveloped acreage basis in the core of the Delaware Basin. The transaction is

(1)	Based on an independent market analysis prepared by BMO Capital Markets in January 2015. Small and mid-cap publicly traded energy companies defined as those companies with an enterprise value between $500 million and $3.5 billion. Companies below $100 million in market capitalization were excluded in determining the ratio of Delaware Basin acreage to market capitalization.

strategic as the acreage being contributed by HEYCO to the merger is within the main part of the Bone Spring and Wolfcamp plays in New Mexico. The HEYCO properties fit especially well with Matador’s existing acreage in its Ranger and Rustler Breaks areas and add significantly to Matador’s inventory of prospects in the multiple geologic targets the acreage presents. These targets include the First, Second and Third Bone Spring formations, the Delaware Mountain Group and various members of the Wolfcamp formation, as well as a variety of both shallower and deeper formations. To date, only a relatively small portion of the HEYCO acreage has been developed using horizontal drilling and large stimulation treatments. Matador believes that its experience in the Haynesville shale play in Northwest Louisiana, the Eagle Ford shale play in South Texas, and more recently, in the Delaware Basin, will add value to the development of the HEYCO acreage for both Matador and HEYCO Energy Group, Inc. shareholders alike.

Click here for a map highlighting the location of the combined Matador and HEYCO properties in the Delaware Basin.

Five new non-operated horizontal wells in good trend areas drilled and completed since September 1, 2014 or currently being drilled and completed will be included in this transaction. The two most recent wells drilled on the acquired acreage – the CTA State Com #3H and the CTA State Com #4H wells – are operated by COG Operating LLC, a subsidiary of Concho Resources, Inc., and both were drilled horizontally and completed in the Second Bone Spring, providing an indication of both the quality and the potential of this northern Delaware Basin position (see attached map). The CTA State Com #4H well averaged 1,063 BOE per day (78% oil), consisting of 830 Bbl of oil per day and 1.4 million cubic feet of natural gas per day during its first 30 days on production. The CTA State Com #3H well averaged 992 BOE per day (84% oil), consisting of 830 Bbl of oil per day and 1.0 million cubic feet of natural gas per day during its first 30 days on production. HEYCO owns a 14.3% working interest (11.4% net revenue interest) in both wells. One additional well, the Antweil ANU Federal #3H (HEYCO working interest of 15.7%), operated by Yates Petroleum Corporation, has been drilled and completed, and has just started flowing back following stimulation. Two other non-operated wells, the Raptor West 3 State #4H (HEYCO working interest of 12.3%) operated by Nadel and Gussman Permian, LLC and the Gobbler 5 B2PM State Com #1H (HEYCO working interest of 5.9%) operated by Mewbourne Oil Company, are expected to be drilled and completed in the near future. Although these wells have small working interests, Matador and HEYCO are pleased to participate in these non-operated wells in order to boost production, confirm concepts and trends, continue to de-risk the acreage and further increase our geologic and operational understanding of these and other areas of the combined acreage position.

As noted above, essentially all of the acreage being acquired in this transaction is held by current production from 176 gross (approximately 51 net) primarily vertical wellbores. The held-by-production nature of the acreage is particularly strategic to Matador in that it allows the Company to determine the optimal timing for further development of the acreage with horizontal wellbores. In addition, Matador and HEYCO have already identified approximately 30 workover and recompletion opportunities in existing wellbores throughout these properties with the potential to double or triple current production for a relatively modest estimated net capital expenditure of about $5 to $8 million for the total program. Although Matador expects to begin executing such a program soon after the closing of this acquisition, Matador does not anticipate any material change to its estimated capital expenditures budget for 2015 of $325 to $375 million as a result of this acquisition.

Joseph Wm. Foran, Chairman and CEO of Matador, stated, “We are very excited to combine the quality assets and experienced people of HEYCO with those of Matador. The Harvey E. Yates Company, run by my long-time friend George Yates, is among the best-known, most respected and experienced operators in the state of New Mexico. We will be pleased to welcome George to the Matador Resources Company Board of Directors and to work with him. The Board and I also look forward to Matador’s opportunity to participate in the further development of these excellent assets and to benefit from the experience and expertise of George and his team in the Delaware Basin, which is expected to increase and accelerate every shareholder’s value. The location and quality of HEYCO’s assets are both strategic and highly complementary to Matador’s existing Delaware Basin acreage, and George and I specifically tried to structure this combination with a view to maintaining the strength of our balance sheet and increasing our operating flexibility. The specific location of these select assets, the multi-pay potential, favorable net revenue interests and the held-by-production status of essentially all of this acreage were key features that attracted Matador to this unique opportunity. This acquisition also provides us with increased operational scale in the Delaware Basin, making Matador one of the largest and most focused industry players in the area, which we are confident will improve our overall rates of return and unit-of-production costs.”

As part of the consideration for the acquisition, Matador will issue 150,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Each share of Series A Preferred Stock will automatically convert into ten shares of Matador Common Stock, subject to customary anti-dilution adjustments, upon the vote and approval by Matador’s shareholders of an amendment to Matador’s Amended and Restated Certificate of Formation to increase the number of shares of authorized Matador Common Stock. Each share of Series A Preferred Stock is entitled to ten votes on each matter submitted to Matador’s shareholders for vote. Beginning on the date that is six months following the first date of issuance of the Series A Preferred Stock and until such time as the Series A Preferred Stock is converted to Common Stock, the holders will be entitled to a quarterly dividend of $1.80 per share. Neither the issuance of the Series A Preferred Stock nor the Common Stock issued in connection with this acquisition will be registered under the Securities Act of 1933, as amended, and neither the Series A Preferred Stock nor such Common Stock may be offered or sold in the United States absent such registration or an applicable exemption from registration requirements. As part of this transaction, the Company has agreed to enter into a registration rights agreement with HEYCO Energy Group, Inc. providing certain demand and piggyback registration rights, with demand registration rights exercisable after the first anniversary of the closing of the transaction.

KLR Group, LLC acted as advisor to HEYCO and BMO Capital Markets acted as advisor to Matador in this transaction.

Conference Call Information

The Company will post an overview presentation of the acquisition on its website at www.matadorresources.com and management will host a live conference call to discuss the transaction at 9:00 a.m. Central Standard Time on Tuesday, January 20, 2015. To access the live conference call, domestic participants should dial (866) 510-0712 and international participants should dial (617) 597-5380. The participant passcode is 23326108. The live conference call will also be available through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab. The replay for the event will be available on the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab through Friday, February 27, 2015.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Eagle Ford shale play in South Texas and the Wolfcamp and Bone Spring plays in the Permian Basin in Southeast New Mexico and West Texas. Matador also operates in the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas. Currently, Matador has three drilling rigs operating in Southeast New Mexico and West Texas and two drilling rigs operating in South Texas.

For more information, visit Matador Resources Company at www.matadorresources.com.

About HEYCO Energy Group

HEYCO Energy Group, Inc., is a U.S. holding company with subsidiaries and affiliates active in upstream oil and gas operations in the United States and Europe. HEYCO is privately owned by members of the Yates family of Southeastern New Mexico, who have been active in the upstream oil and natural gas business since the 1920s.

To learn more, visit HEYCO Energy Group, Inc. at www.heycoenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: consummation of this acquisition; the integration of HEYCO’s assets, employees and operations; general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s SEC filings, including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz

Investor Relations

(972) 371-5225

mschmitz@matadorresources.com

- **Matador acquiring approximately 58,600 gross (18,200 net) acres located in the northern Delaware Basin in Lea and Eddy Counties, New Mexico from privately-held Harvey E. Yates Company ("HEYCO")**
  - *Strategically links Matador's existing Ranger and Rustler Breaks prospect areas*
- **Acquisition includes average net daily production of approximately 530 barrels of oil equivalent ("BOE") per day (~70% oil)[(1)] in Q4 2014 and net proved developed producing ("PDP") reserves of 1.3 million BOE at September 1, 2014 (~60% oil)[(2)]**
  - *No proved developed non-producing ("PDNP") or proved undeveloped ("PUD") reserves have been assigned to these properties*
- **Increases Matador's total Permian Basin acreage position to approximately 151,300 gross (84,300 net) acres**
  - *Increased scale expected to improve unit-of-production costs and operating efficiencies*
- **Matador expected to hold largest Delaware Basin acreage position among small and mid-cap publicly traded companies and to be the second largest operator in terms of the ratio of Delaware Basin acreage to enterprise value or market capitalization among all publicly traded companies[(3)]**
- **Over 95% of acquired acreage consists of state and federal leases and essentially all acreage is held by production from existing wells and production units**
  - *Favorable net revenue interests, most above 80% to as high as 87.5%, enhance returns*
  - *Held-by-production status allows for flexible development*
- **Prospective for multiple targets within the Bone Spring and Wolfcamp formations, as well as both shallower and deeper targets**
- **Two most recent Second Bone Spring wells drilled on acquired acreage averaged 1,063 BOE per day (78% oil) and 992 BOE per day (84% oil), respectively, during first 30 days of production**
  - *HEYCO working interest of 14.3% (net revenue interest of 11.4%) in both wells*
  - *Three additional non-operated wells in progress or pending on acquired acreage*
- **Matador and HEYCO have identified approximately 30 specific workover and recompletion opportunities in existing vertical wellbores**
  - *Potential to double or triple existing production on acquired properties with modest net capital expenditure of $5 to $8 million for total program*

NW Shelf
Central Basin Platform
Eddy
Lea
Culberson
Reeves
Loving
Winkler

(1) Including average net daily production in Q4 2014 from CTA State Com #4H and #3H wells.
(2) PDP reserves at September 1, 2014 based on an independent reserves analysis prepared by Netherland, Sewell & Associates, Inc. Excludes reserves contributions from the CTA State Com #4H and #3H wells.
(3) Based on an independent market analysis prepared by BMO Capital Markets in January 2015. Small and mid-cap publicly traded energy companies defined as those companies with an enterprise value between $500 million and $3.5 billion. Companies below $100 million in market capitalization were excluded in determining the ratio of Delaware Basin acreage to market capitalization.

Matador Delaware Basin Acquisition
Ward
Texas
New Mexico
Delaware
Basin
TWIN LAKES
RUSTLER BREAKS
RANGER
WOLF / LOVING AREA
Matador Acreage
HEYCO Acreage
Potash Mine
Concho CTA State Com #4H: 1,063 BOE per day –
830 Bbl oil + 1.4 MMcf natural gas per day (first 30 days)
Concho CTA State Com #3H: 992 BOE per day –
830 Bbl oil + 1.0 MMcf natural gas per day (first 30 days)
Non-op wells in progress or pending
Note: All acreage at January 20, 2015.  Some tracts not shown on map.